Exhibit 99.2
3rd Quarter 2008 Earnings Presentation May 21, 2008 (r)

Participants Steven E. Nielsen President & Chief Executive Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel

Forward-Looking Statements and Non- GAAP Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "estimate," "intend," "forecast," "may," "project," "outlook" and similar expressions identify forward-looking statements. These forward-looking statements are based on management's current expectations, estimates and projections and speak only as of the date of this presentation. Forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The factors that could affect future results and could cause these results to differ materially from those expressed in the forward-looking statements include, but are not limited to, those described under Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended July 28, 2007, and other risks outlined in the Company's periodic filings with the Securities and Exchange Commission ("SEC"). Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain "non-GAAP" financial measures as defined by SEC rules. As required by the SEC we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included at slides 11-12 of this presentation.

Q3 2008 Overview Results of $0.14 per share, non-GAAP, slightly exceeded the top end of our EPS expectations Revenue stabilized sequentially from the 2nd quarter Organic year over year growth flat but improving toward the latter part of the quarter Margins improved sequentially but remain pressured year over year Cash flow from operations was strong $11.3 million of common stock repurchased at an average cost of $12.24 per share Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures.

Revenue by Customer Top 5 customers representing 64.6% in Q3 2008 and 64.9% in Q3 07 Overall organic growth was flat, with top 5 customers down .70% and all other customers up 1.1%. Revenues from Charter and Qwest, our sixth and seventh largest customers, grew at a combined rate of 32% on a year over year basis Q3 2008 Telecommunications 0.771 Utility Line Locating 0.184 Electric Utilities and Other Customers 0.045 Telecommunications Underground Facility Locating Electric Utilities and Other Construction and Maintenance

Q3 2008 Backlog and Employees Current Contract Awards and Extensions Customer Area Term (in years) Time Warner New York 1 Time Warner North and South Carolina 1 Qwest Washington, Oregon 3 Qwest Washington, Oregon (locating) 5 Citizens West Virginia, Tennessee 3 AT&T Tennessee 2

Q3 2008 Summary Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures. 0.6% (0.1)% (48.1)% (49.8)%

Selected Financial Information Consistent level of year-over-year revenue Year-over-year increase in cost of earned revenues reflects higher labor costs in relation to current operating levels, increased fuel costs, and partially offset by the reversal of a pre-acquisition payroll related accrual of approximately $1.7 million Year-over-year increase in G&A primarily driven by increased payroll and related expenses and professional fees Depreciation and amortization increase results from 2007 and 2008 capital expenditures Effective tax rate decreased from reversal of approximately $0.9 million of income tax liabilities

Cash Flow and Capital Expenditures, net Cash flow from operations strong at $23.9 million Capital expenditures, net of disposals were $14.4 million Q3 2008 repurchase of 922,200 shares of our common stock in open market transactions for $11.3 million Combined days sales outstanding on trade receivables and net unbilled revenues essentially unchanged from the second quarter at 66 days Total debt, less cash balances, was steady at $129.0 million as of April 26, 2008 compared to $127.7 million at January 26, 2008

Summary Solid customer relationships At the forefront of evolving industry opportunities Major participant in the rewiring of the nation's telecommunications infrastructure Encouraged by deployment of new technologies by cable operators Strong cash flows support capital investment and share repurchases

Outlook - Q4 2008 Outlook anticipates: Slow to no growth in the U.S. economy Seasonally normal weather Improved operating performance as more seasonally impacted programs accelerate Sequential G&A expenses which increase modestly, excluding non-cash compensation A decrease in other income of approximately $1.2 million from our third quarter as we anticipate a seasonal decrease in the number of assets which will be sold in the fourth quarter Consistent levels of depreciation during the 4th quarter versus the 3rd quarter Non-cash compensation expense of approximately $1.1 million on a pre-tax basis during the quarter, down from the 3rd quarter

Appendix: Regulation G Disclosure

Appendix: Regulation G Disclosure

3rd Quarter 2008 Earnings Presentation May 21, 2008 (r)